EXHIBIT 23.1

                                                              COMISKEY & COMPANY
                                                        Professional Corporation



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm dated March 15, 2006, on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2004 and 2005, which report appears in the annual report on Form 10-KSB. We also consent to the filing of this consent as an exhibit to the Registration Statement.



Denver, Colorado
March 14, 2007


                                             /s/ Comiskey & Company
                                             PROFESSIONAL CORPORATION




                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                789 Sherman Street o Suite 385 o Denver, CO 80203
   (303) 830-2255 o Fax (303) 830-0876 o info@comiskey.com o www.comiskey.com